Exhibit 5.1

Dentons Canada LLP 15th Floor, Bankers Court 850-2nd Street SW Calgary, AB, Canada T2P 0R8

dentons.com

April 21, 2026

VIA EMAIL

XORTX Therapeutics Inc.

3710 – 33rd Street NW

Calgary, AB

T2L 2M1

To Whom it May Concern:

Re:	XORTX Therapeutics Inc. – Registration Statement on Form F-1

We have acted as Canadian counsel to XORTX Therapeutics Inc., a corporation incorporated under the laws of British Columbia, Canada (the “Company”), in connection with a Registration Statement on Form F-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus contained therein (the “Prospectus”), relating to the offer and sale by the Company of up to US$5,000,0000 of (A) common shares, no par value per share (the “Shares”), and/or pre-funded warrants to purchase common shares (the “Pre-Funded Warrants”) and (B) the common shares issuable from time to time upon exercise of the Pre-funded Warrants (the “Pre-Funded Warrant Shares,” and together with the Shares and the Pre-Funded Warrants, the “Securities”), as contemplated pursuant to the Registration Statement

This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Articles of the Company, as currently in effect as amended to date, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and the related Prospectus, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and related Prospectus, and all exhibits to the Registration Statement, (iv) the form of Securities Purchase Agreement, to be entered into by and among the Company and the purchasers identified on the signature pages thereto, substantially in the form filed as an exhibit to the Registration Statement (the “Securities Purchase Agreement”), (v) the form of Pre-Funded Warrant, and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

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April 21, 2026 Page 2	dentons.com

We have examined such other documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof, (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, and (vii) all necessary approvals related to the Securities, their issuance and all matters related to the offering of same have been received from the TSX Venture Exchange.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

Our opinion below is expressed only with respect to the laws of the province of British Columbia and of the laws of Canada applicable therein in effect on the date of this opinion. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressees or any other person of any other change in any matter addressed in this opinion.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Shares have been duly authorized for issuance, and when issued and paid for by the purchasers in accordance with the terms of the Prospectus and the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable and (ii) the Pre-Funded Warrant Shares have been duly authorized and, when issued upon the valid exercise of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

Any additional Securities registered in reliance on Rule 462(b) under the Securities Act in connection with the offering are hereby expressly covered by this opinion. As used in this opinion, the term “Registration Statement” shall include any additional registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the offering and the term “Prospectus” shall include any prospectus deemed to be included in any such additional registration statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

April 21, 2026 Page 3	dentons.com

Best regards,

Dentons Canada LLP

“Dentons Canada LLP”